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Exhibit 10.3

ESCROW AGREEMENT

        THIS ESCROW AGREEMENT, dated as of June 30, 2003 ("Escrow Agreement"), is by and between MSW ENERGY HOLDINGS LLC, a Delaware limited liability company ("Depositor"); DUKE CAPITAL CORPORATION, a Delaware corporation ("Recipient"); and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as Escrow Agent hereunder ("Escrow Agent").

BACKGROUND STATEMENT

        A.    Depositor and Recipient have entered into an Agreement (as amended, the "Underlying Agreement"), dated as of the date hereof, pursuant to which Depositor has agreed to pay Recipient certain fees as consideration for Recipient's agreement to remain obligated on certain credit support obligations described in the Underlying Agreement.

        B.    The Underlying Agreement provides that, on each anniversary of the date hereof (each such date, a "Deposit Date"), Depositor shall deposit in a segregated escrow account, to be held by Escrow Agent for the purpose of securing the fee payment obligations of Depositor contained in the Underlying Agreement, (i) the amount set forth for such Deposit Date on Schedule A hereto (each, a "Required Amount"), plus (ii) the cumulative amount of interest or other income earned on the Escrow Funds from the date hereof to but excluding the Deposit Date, minus (iii) any amount of Escrow Funds (as hereinafter defined) on deposit with the Escrow Agent on the Deposit Date; provided, that the initial payment due on June 30, 2004 shall be made prior to June 30, 2004 to the extent funds are available in the Duke Essex Payment Reserve Account.

        C.    The Underlying Agreement also provides that Depositor shall replenish the Escrow Funds upon certain disbursements of Escrow Funds as described herein.

        D.    Escrow Agent has agreed to accept, hold, and disburse the funds deposited with it and the earnings thereon in accordance with the terms of this Escrow Agreement.

        E.    Depositor and Recipient have each appointed the Representatives (as defined below) to represent them for all purposes in connection with the funds to be deposited with Escrow Agent and this Escrow Agreement.

        F.     In order to establish the escrow of funds and to effect the provisions of the Underlying Agreement, the parties hereto have entered into this Escrow Agreement.

STATEMENT OF AGREEMENT

        NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

          1.    Definitions.    The following terms shall have the following meanings when used herein:

            "Affiliate" shall mean an "affiliate" within the meaning of Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

            "Company Support Agreement" means the Amended and Restated Company Support Agreement, dated as of December 1, 1997, between American Ref-Fuel Company of Essex County, Recipient and Browning-Ferris Industries, Inc. and includes any substitute company support agreement entered into pursuant to the then applicable Company Support Agreement and any other amendments, modifications and supplements thereto from time to time.

            "DCC Reimbursement Agreement" means the Reimbursement Agreement, dated as of April 30, 2001, between American Ref-Fuel Company LLC, American Ref-Fuel Company of Essex County and Recipient, as amended, modified and supplemented from time to time.

            "Deposit Date" shall have the meaning set forth in the Background Statement hereto.

            "Depositor Representative" shall mean both the Highstar Representative and the MSW Acquisition Representative.

            "Duke Essex Payment Reserve Account" shall mean the MSW Energy Holdings LLC Duke Essex Payment Reserve Account (account number 14779106) with Wells Fargo Bank Minnesota, National Association.

            "Escrow Funds" shall mean the funds deposited with Escrow Agent pursuant to this Agreement, together with any interest and other income thereon.

            "Escrow Period" shall mean the period commencing on the date hereof and ending upon the termination of this Escrow Agreement pursuant to Section 20 hereof.

            "Full DCC Release" shall mean the satisfaction of the following conditions: (1)(A) the Company Support Agreement, including without limitation, any and all obligations and other liabilities of Recipient, has terminated or (B) Recipient and its Affiliates have otherwise been fully and unconditionally released from the Company Support Agreement and any and all liability with respect thereto in compliance with the letter agreement, dated as of November 3, 2000, between Recipient and Allied Waste Industries, Inc. and (ii) all fees and other amounts then due and owing to Recipient under the Underlying Agreement and under the DCC Reimbursement Agreement have been paid in full.

            "Highstar Representative" shall mean Marc C. Baliotti or any other person designated in writing by Highstar Renewable Fuels LLC in its capacity as a member of Depositor and delivered to Escrow Agent and Recipient Representative in accordance with the notice provisions of this Escrow Agreement, to act as its representative under this Escrow Agreement.

            "Joint Written Direction" shall mean a written direction, in substantially the form of Annex I attached hereto, executed by the Representatives and directing Escrow Agent to disburse all or a portion of the Escrow Funds or to take or refrain from taking an action pursuant to this Escrow Agreement.

            "Lease Agreement" shall mean the Lease and Agreement, dated as of February 28, 1986, between the Port Authority of New York and New Jersey and American Ref-Fuel Company of Essex County.

            "MSW Acquisition Representative" shall mean Daniel H. Clare or any other person designated in a writing by MSW Acquisition LLC in its capacity as a member of Depositor and delivered to Escrow Agent and Recipient Representative in accordance with the notice provisions of this Escrow Agreement, to act as its representative under this Escrow Agreement.

            "Recipient Representative" shall mean S. L. Love or any other person designated in a writing signed by Recipient and delivered to Escrow Agent and the Depositor Representative in accordance with the notice provisions of this Escrow Agreement, to act as its representative under this Escrow Agreement.

            "Recipient Written Direction" shall mean a written direction, in substantially the form of Annex II attached hereto, executed by the Recipient Representative certifying that fees payable pursuant to Section 2.01 of the Underlying Agreement have not been paid when due and directing Escrow Agent to disburse all or a portion of the Escrow Funds to Recipient to satisfy the amount of fees certified by the Recipient Representative to be due and owing pursuant to Section 2.01 of the Underlying Agreement.

            "Representatives" shall mean the Depositor Representative and the Recipient Representative.

            "Required Amount" shall have the meaning set forth in the Background Statement hereto.

          2.    Appointment of and Acceptance by Escrow Agent.    Depositor and Recipient hereby appoint Escrow Agent to serve as escrow agent hereunder. Escrow Agent hereby accepts such appointment and, upon receipt by wire transfer of the Escrow Funds in accordance with Section 3 below, agrees to hold, invest and disburse the Escrow Funds in escrow in a separate account in accordance with this Escrow Agreement.

          3.    Deposit of Escrow Funds.

          (a)   On June 30, 2004, or prior to June 30, 2004 to the extent funds are available in the Duke Essex Payment Reserve Account, Depositor will transfer a sum equal to the Required Amount payable on June 30, 2004 to Escrow Agent, by wire transfer of immediately available funds, to the following account:

Wachovia Bank, National Association Charlotte, North Carolina ABA # 053000219 ACCT# 5000000016439
ATTN:	Corporate Trust Bond Administration/Allison L. Poole Branch Code 898
Ref. Ref-Fuel/Duke Escrow A/C # 1072008439

          (b)   On each Deposit Date commencing with June 30, 2005, Depositor will transfer a sum equal to (i) the Required Amount for such Deposit Date (as set forth on Schedule A hereto), plus (ii), the cumulative amount of interest or other income earned on the Escrow Funds from the date hereof to but excluding such Deposit Date, minus (iii) any amount of Escrow Funds on deposit with the Escrow Agent on such Deposit Date, to the account set forth in paragraph (a) above,

          (c)   Within three (3) business days of Depositor's receipt of notice from Recipient that a disbursement pursuant to a Recipient Written Direction has been made (and identifying the amount of such disbursement), Depositor shall transfer a sum equal to such disbursement to the account set forth in paragraph (a) above. Recipient shall notify the Escrow Agent of the date that notice is given to the Depositor of a disbursement pursuant to a Recipient Written Direction.

          (d)   At least one (1) business day prior to making a transfer pursuant to this Section 3, Depositor shall notify the Escrow Agent of the amount of Depositor's proposed transfer. Upon the reasonable request of the Escrow Agent, such notice shall be in writing.

          (e)   Promptly after confirmation that Depositor has made a transfer of funds to the account set forth in paragraph (a) above, the Escrow Agent shall issue a statement to each of Depositor and Recipient containing (i) the amount of such transfer, (ii) the amount of Escrow Funds on deposit with the Escrow Agent following such transfer and (iii) the cumulative amount of interest or other income earned on the Escrow Funds from the date hereof to but excluding the date of such transfer.

          4.    Disbursements of Escrow Funds.

          (a)   Escrow Agent shall disburse Escrow Funds, at any time and from time to time, in accordance with a Joint Written Direction or a Recipient Written Direction; provided that Recipient shall notify Depositor in writing five (5) days prior to furnishing a Recipient Written Direction to the Escrow Agent. The Escrow Agent shall be entitled to rely upon certifications in a Recipient Written Direction that such notice has been given. After the expiration of any five (5) day notice period established pursuant to this Section 4(a) (whether such expiration is certified pursuant to " the preceding sentence or otherwise), the Escrow Agent shall disburse funds in accordance with a Recipient Written Direction.

          (b)   All disbursements of funds from the Escrow Funds shall be subject to the claims of Escrow Agent and the Indemnified Parties (as defined below) pursuant to Sections 9 and 10 below. Attached hereto as Schedule A is a schedule of each Required Amount for the term of this Escrow Agreement, which amount varies according to whether there has been an extension or renewal of the Lease Agreement beyond the "Primary Term" thereof. Upon any such extension or renewal of the Lease Agreement beyond the "Primary Term" thereof, each of Depositor and Recipient agree to provide joint written notice of such extension or renewal to the Escrow Agent, and upon receipt of any such joint notice, the Escrow Agent shall accept the deposit of the Required Amount set forth in Column B "Required Amount (with Lease Extension or Renewal)" set forth on Schedule A hereto. Until the Escrow Agent receives notice of such extension or renewal, the Escrow Agent shall be entitled to assume that the "Primary Term" has not been extended and shall accept the deposit of the Required Amount set forth in Column A "Required Amount (without Lease Extension or Renewal)" set forth on Schedule A hereto.

          (c)   Upon the occurrence of the Full DCC Release, Recipient and Depositor shall execute a Joint Written Direction directing the Escrow Agent to disburse all Escrow Funds to Depositor or its designee and this Escrow Agreement shall terminate in accordance with Section 20 hereof.

          5.    Suspension of Performance; Disbursement Into Court.    If, at any time, there shall exist any dispute between Depositor and Recipient with respect to the holding or disposition of any portion of the Escrow Funds or any other obligations of Escrow Agent hereunder, or if at any time Escrow Agent is unable to determine, to Escrow Agent's sole satisfaction, the proper disposition of any portion of the Escrow Funds or Escrow Agent's proper actions with respect to its obligations hereunder, or if the Representatives have not within 30 days of the furnishing by Escrow Agent of a notice of resignation pursuant to Section 7, hereof, appointed a successor Escrow Agent to act hereunder, then Escrow Agent may, in its sole discretion, take either or both of the following actions:

            (a)   suspend the performance of any of its obligations (including without limitation any disbursement obligations) under this Escrow Agreement until such dispute or uncertainty shall be resolved to the sole satisfaction of Escrow Agent or until a successor Escrow Agent shall have been appointed (as the case may be); provided however, that Escrow Agent shall continue to invest the Escrow Funds in accordance with Section 6 hereof; and/or

            (b)   petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction in the Southern District of New York, for instructions with respect to such dispute or uncertainty, and to the extent required by law, pay into such court, for holding and disposition in accordance with the instructions of such court, all funds held by it in the Escrow Funds, after deduction and payment to Escrow Agent of all fees and expenses (including court costs and attorneys' fees) payable to, incurred by, or expected to be incurred by Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder.

  Escrow Agent shall have no liability to Depositor, Recipient, their respective shareholders or any other person with respect to any such suspension of performance or disbursement into court in accordance with this Section 5, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of funds held in the Escrow Funds or any delay in or with respect to any other action required or requested of Escrow Agent.

          6.    Investment of Funds.    Escrow Agent shall invest and reinvest the Escrow Funds as the Depositor shall direct in writing (subject to applicable minimum investment requirements); provided, however, that no investment or reinvestment may be made except in the following:

            (a)   direct obligations of the United States of America or obligations the principal of and the interest on which are unconditionally guaranteed by the United States of America;

            (b)   certificates of deposit issued by any bank, bank and trust company, or national banking association (including Escrow Agent and its affiliates), which certificates of deposit are insured by the Federal Deposit Insurance Corporation or a similar governmental agency;

            (c)   repurchase agreements with any bank, trust company, or national banking association (including Escrow Agent and its affiliates); or

            (d)   any money market fund substantially all of which is invested in the foregoing investment categories, including any money market fund managed by Escrow Agent and any of its affiliates.

  If Escrow Agent has not received written instructions at any time that an investment decision must be made, Escrow Agent shall invest the Escrow Funds, or such portion thereof as to which no written instruction has been received, in investments described in clause (d) above. Each of the foregoing investments shall be made in the name of Escrow Agent. No investment shall be made in any instrument or security that has a maturity of greater than six (6) months. Notwithstanding anything to the contrary contained herein, Escrow Agent may, without notice to the Depositor or Recipient, sell or liquidate any of the foregoing investments at any time if the proceeds thereof are required for any release of funds permitted or required hereunder, and Escrow Agent shall not be liable or responsible for any loss, cost or penalty resulting from any such sale or liquidation. With respect to any funds received by Escrow Agent for deposit into the Escrow Funds or any written instructions received by Escrow Agent with respect to investment of any funds in the Escrow Funds after ten o'clock, a.m., Charlotte, North Carolina, time, Escrow Agent shall not be required to invest such funds or to effect such investment instruction until the next day upon which banks in Charlotte, North Carolina are open for business. All taxable interest and other income earned on the deposited Escrow Funds while they are invested by the Escrow Agent pursuant to this Section 6 shall be reported by the Depositor for income tax purposes. The Escrow Agent will prepare and deliver to Depositor an Internal Revenue Service Form 1099 reflecting any taxable interest and other income earned on the Escrow Funds and reported for income tax purposes for Depositor during each tax year.

          7.    Resignation and Removal of Escrow Agent.    Escrow Agent may resign from the performance of its duties hereunder at any time by giving ten (10) days' prior written notice to the Representatives or may be removed, with or without cause, by the Representatives, acting jointly by furnishing a Joint Written Direction to Escrow Agent, at any time by the giving of ten (10) days' prior written notice to Escrow Agent. Such resignation or removal shall take effect upon the appointment of a successor Escrow Agent as provided hereinbelow. Upon any such notice of resignation or removal, the Representatives jointly shall appoint a successor Escrow Agent hereunder, which shall be a commercial bank, trust company or other financial institution with a combined capital and surplus in excess of $10,000,000. Upon the acceptance in writing of any appointment as Escrow Agent hereunder by a successor Escrow Agent, such successor Escrow Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the departing Escrow Agent, and the departing Escrow Agent shall be discharged from its duties and obligations under this Escrow Agreement, but shall not be discharged from any liability for actions taken as Escrow Agent hereunder prior to such succession; provided, however, that the benefits and protections afforded under Sections 8 and 9 of this Escrow Agreement shall survive such resignation or removal and remain in effect for the departing Escrow Agent. After any departing Escrow Agent's resignation or removal, the provisions of this Escrow Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Escrow Agent under this Escrow Agreement. The departing Escrow Agent shall transmit all records pertaining to the Escrow Funds and shall pay all funds held by it in the Escrow Funds to the successor Escrow Agent, after making copies of such records as the departing Escrow Agent deems advisable and after deduction and payment to the departing Escrow Agent of all fees and expenses (including court costs and attorneys' fees) payable to, incurred by, or expected to be incurred by the departing Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder, all to the extent payable hereunder.

          8.    Liability of Escrow Agent.

          (a)   Escrow Agent shall have no liability or obligation with respect to the Escrow Funds except for Escrow Agent's willful misconduct or gross negligence. Escrow Agent's sole responsibility shall be for the safekeeping, investment, and disbursement of the Escrow Funds in accordance with the terms of this Escrow Agreement. Escrow Agent shall have no implied duties or obligations and shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein. Escrow Agent may rely upon any instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by the person or parties purporting to sign the same and to conform to the provisions of this Escrow Agreement. In no event shall Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages. Escrow Agent shall not be obligated to take any legal action or commence any proceeding in connection with the Escrow Funds, any account in which Escrow Funds are deposited, this Escrow Agreement or the Underlying Agreement, or to appear in, prosecute or defend any such legal action or proceeding. Escrow Agent may consult legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions hereof or of any other agreement or of its duties hereunder, or relating to any dispute involving any party hereto, and shall incur no liability and shall be fully indemnified from any liability whatsoever in acting in accordance with the opinion or instruction of such counsel. Depositor and Recipient, jointly and severally, shall promptly pay, upon demand, the reasonable fees and expenses of any such counsel.

          (b)   The Escrow Agent is authorized, in its sole discretion, to comply with orders issued or process entered by any court with respect to the Escrow Funds, without determination by the Escrow Agent of such court's jurisdiction in the matter. If any portion of the Escrow Funds is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any such event, the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel selected by it is binding upon it without the need for appeal or other action; and if the Escrow Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person or entity by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

          9.    Indemnification of Escrow Agent.    From and at all times after the date of this Escrow Agreement, Depositor and Recipient, jointly and severally, shall, to the fullest extent permitted by law and to the extent provided herein, indemnify and hold harmless Escrow Agent and each director, officer, employee, attorney, agent and affiliate of Escrow Agent (collectively, the "Indemnified Parties") against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorneys' fees, costs and expenses) incurred by or asserted against any of the Indemnified Parties from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person, including without limitation Depositor or Recipient, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Escrow Agreement or any transactions contemplated herein, whether or not any such Indemnified Party is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted solely from the gross negligence or willful misconduct of such Indemnified Party. If any such action or claim shall be brought or asserted against any Indemnified Party, such Indemnified Party shall promptly notify Depositor and Recipient in writing, and Depositor and Recipient shall assume the defense thereof, including the employment of counsel and the payment of all expenses. Such Indemnified Party shall, in its sole discretion, have the right to employ separate counsel (who may be selected by such Indemnified Party in its sole discretion) in any such action and to participate in the defense thereof, and the fees and expenses of such counsel shall be paid by such Indemnified Party, except that Depositor and/or Recipient shall be required to pay such fees and expenses if (a) Depositor and/or Recipient agree to pay such fees and expenses, or (b) Depositor and/or Recipient shall fail to assume the defense of such action or proceeding or shall fail, in the sole discretion of such Indemnified Party, to employ counsel satisfactory to the Indemnified Party in any such action or proceeding, (c) Depositor or Recipient is the plaintiff in any such action or proceeding or (d) the named or potential parties to any such action or proceeding (including any potentially impleaded parties) include both Indemnified Party and Recipient and/or Depositor, and Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to Recipient or Depositor. Depositor and Recipient shall be jointly and severally liable to pay fees and expenses of counsel pursuant to the preceding sentence, except that any obligation to pay under clause (a) shall apply only to the party so agreeing. All such fees and expenses payable by Recipient and/or Depositor pursuant to the foregoing sentence shall be paid from time to time as incurred, both in advance of and after the final disposition of such action or claim. All of the foregoing losses, damages, costs and expenses of the Indemnified Parties shall be payable by Depositor and Recipient, jointly and severally, to the extent of the Escrow Funds upon demand by such Indemnified Party. Upon exhaustion of the Escrow Funds, the indemnification obligations of Depositor and Recipient hereunder shall be borne solely by Depositor, and not jointly and severally. The obligations of Depositor and Recipient under this Section 9 shall survive any termination of this Escrow Agreement, and the resignation or removal of Escrow Agent shall be independent of any obligation of the Escrow Agent.

          The parties agree that neither the payment by Depositor or Recipient of any claim by Escrow Agent for indemnification hereunder nor the disbursement of any amounts to Escrow Agent from the Escrow Funds in respect of a claim by Escrow Agent for indemnification shall impair, limit, modify, or affect, as between Depositor and Recipient, the respective rights and obligations of Depositor, on the one hand, and Recipient, on the other hand, under the Underlying Agreement.

          10.    Fees and Expenses of Escrow Agent.    Depositor shall compensate Escrow Agent for its services hereunder in accordance with Schedule B attached hereto and, in addition, shall reimburse Escrow Agent for all of its reasonable out-of-pocket expenses, including attorneys' fees, travel expenses, telephone and facsimile transmission costs, postage (including express mail and overnight delivery charges), copying charges and the like. All of the compensation and reimbursement obligations set forth in this Section 10 shall be payable by Depositor upon demand by Escrow Agent. The obligations of Depositor under this Section 10 shall survive any termination of this Escrow Agreement and the resignation or removal of Escrow Agent.

          Escrow Agent is authorized to, and may, disburse to itself from the Escrow Funds, from time to time, the amount of any compensation and reimbursement of out-of-pocket expenses due and payable hereunder (including any amount to which Escrow Agent or any Indemnified Party is entitled to seek indemnification pursuant to Section 9 hereof.) Escrow Agent shall notify the Representatives of any disbursement from the Escrow Funds to itself or any Indemnified Party in respect of any compensation or reimbursement hereunder and shall furnish to the Representatives copies of all related invoices and other statements. Recipient and Depositor hereby grant to Escrow Agent and the Indemnified Parties a security interest in and lien upon the Escrow Funds and all funds therein to secure all obligations hereunder to Escrow Agent and the Indemnified Parties, and Escrow Agent and Indemnified Parties shall have the right to offset the amount of any compensation or reimbursement due any of them hereunder (including any claim for indemnification pursuant to Section 9 hereof) against the Escrow Funds. If for any reason funds in the Escrow Funds are insufficient to cover such compensation and reimbursement, Depositor shall promptly pay such amounts to Escrow Agent or any Indemnified Party upon receipt of an itemized invoice.

          11.    Representations and Warranties.

          (a)   Depositor makes the following representations and warranties to Escrow Agent:

            (i)    Depositor is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has full power and authority to execute and deliver this Escrow Agreement and to perform its obligations hereunder;

            (ii)   This Escrow Agreement has been duly approved by all necessary corporate action of Depositor, including any necessary shareholder or member approval, has been executed by duly authorized officers of Depositor, and constitutes a valid and binding agreement of Depositor, enforceable in accordance with its terms;

            (iii)  The execution, delivery, and performance by Depositor of this Escrow Agreement is in accordance with the Underlying Agreement and will not violate, conflict with, or cause a default under the certificate of formation or limited liability company agreement of Depositor, any applicable law or regulation, any court order or administrative ruling or decree to which Depositor is a party or any of its property is subject, or any agreement, contract, indenture, or other binding arrangement, including without limitation the Underlying Agreement, to which Depositor is a party or any of its property is subject;

            (iv)  Marc C. Baliotti and Daniel H. Clare have been duly appointed to act as Depositor Representative hereunder and jointly (and not severally) have full power and authority to execute, deliver, and perform this Escrow Agreement, jointly to execute and deliver any Joint

    Written Direction, jointly to amend, modify or waive any provision of this Agreement and jointly to take any and all other actions as the Depositor Representative under this Agreement, all without further consent or direction from, or notice to, Depositor or any other party; and

            (v)   No party other than the parties hereto have, or shall have, any lien, claim or security interest in the Escrow Funds or any part thereof. No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrow Funds or any part thereof, other than a financing statement in favor of Recipient.

          (b)   Recipient makes the following representations and warranties to Escrow Agent:

            (i)    Recipient is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has full power and authority to execute and deliver this Escrow Agreement and to perform its obligations hereunder;

            (ii)   This Escrow Agreement has been duly approved by all necessary corporate action of Recipient, including any necessary shareholder approval, has been executed by duly authorized officers of Recipient, and constitutes a valid and binding agreement of Recipient, enforceable in accordance with its terms;

            (iii)  The execution, delivery, and performance by Recipient of this Escrow Agreement is in accordance with the Underlying Agreement and will not violate, conflict with, or cause a default under the articles of incorporation or bylaws of Recipient, any applicable law or regulation, any court order or administrative ruling or decree to which Recipient is a party or any of its property is subject, or any agreement, contract, indenture, or other binding arrangement, including without limitation the Underlying Agreement, to which Recipient is a party or any of its property is subject;

            (iv)  S. L. Love has been duly appointed to act as a Recipient Representative hereunder and has full power and authority to execute, deliver, and perform this Escrow Agreement, to execute and deliver any Joint Written Direction or Recipient Written Direction, to amend, modify or waive any provision of this Agreement and to take any and all other actions as the Recipient Representative under this Agreement, all without further consent or direction from, or notice to, Recipient or any other party; and

            (v)   No party other than the parties hereto have, or shall have, any lien, claim or security interest in the Escrow Funds or any part thereof. No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrow Funds or any part thereof, other than a financing statement in favor of Recipient.

          (c)   Escrow Agent makes the following representations and warranties to Depositor and Recipient:

            (i)    Escrow Agent is a national banking association duly organized, validly existing and in good standing and has full power and authority to execute and deliver this Escrow Agreement and to perform its obligations hereunder; and

            (ii)   This Escrow Agreement has been duly approved by all necessary corporate action of Escrow Agent, has been executed by duly authorized officers of Escrow Agent, and constitutes a valid and binding agreement of Escrow Agent, enforceable in accordance with its terms.

          12.    Consent to Jurisdiction and Venue.    In the event that any party hereto commences a lawsuit or other proceeding relating to or arising from this Agreement, the parties hereto agree that the United States District Court for the Southern District of New York shall have non-exclusive jurisdiction over any such proceeding. Such court shall be proper venue for any such lawsuit or judicial proceeding and the parties hereto waive any objection to such venue. The parties hereto consent to and agree to submit to the jurisdiction of such court specified herein and agree to accept service or process to vest personal jurisdiction over them in such court.

          13.    Notice.    All notices and other communications hereunder shall be in writing and shall be deemed to have been validly served, given or delivered five (5) days after deposit in the United States mails, by certified mail with return receipt requested and postage prepaid, when delivered personally, one (1) day after delivery to any overnight courier, or when transmitted by facsimile transmission facilities, and addressed to the party to be notified as follows:

            If to Depositor, at:

        c/o Highstar Renewable Fuels LLC
        175 Water Street
        New York, New York 10038
        Attention: Christopher H. Lee and Marc C. Baliotti
        Telephone No. (212) 458-2338
        Facsimile No. (212) 458-2222

        c/o DLJ Merchant Banking III, Inc.
        Eleven Madison Avenue, 16th Floor
        New York, New York 10010
        Attention: Ari Benacerraf and Daniel H. Clare
        Telephone No. (212) 538-2255
        Facsimile No. (646) 935-7190

            With a copy to:

        Bingham McCutchen LLP
        150 Federal Street
        Boston, Massachusetts 02110
        Attention: Vincent M. Sacchetti
        Telephone No. (617) 951-8563
        Facsimile No. (617) 951-8736

        Weil, Gotshal & Manges LLP
        767 Fifth Avenue
        New York, New York 10153-0119
        Attention: David Blittner
        Telephone No. (212) 310-8329
        Facsimile No. (212) 310-8007

            If to Recipient, at:

        Duke Capital Corporation
        Mail Code PB03G
        422 South Church Street, 5th Floor
        Charlotte, North Carolina 28201 - 1244
        United States of America
        Attention: Director, Corporate Treasury
        Telephone No. (704) 382-3239
        Facsimile No. (704) 382-9497

            With a copy to:

        Robinson, Bradshaw & Hinson, P.A.
        101 North Tryon Street, Suite 1900
        Charlotte, North Carolina 28246
        Attention: Matthew S. Churchill
        Telephone No. (704) 377-8388
        Facsimile No. (704) 373-3988,

            If to the Escrow Agent, at:

        Wachovia Bank, National Association, as Escrow Agent
        401 S. Tryon Street, 12th Floor
        Charlotte, NC 28288-1179
        Attn: Corporate Trust Bond Administration
        Telephone No. (704) 374-6914
        Facsimile No. (704) 383-7316

  or to such other address as each party may designate for itself by like notice.

          14.    Amendment or Waiver.    This Escrow Agreement may be changed, waived, discharged or terminated only by a writing signed by the Depositor, the Recipient and Escrow Agent. No delay or omission by any party in exercising any right with respect hereto shall operate as a waiver. A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

          15.    Severability.    To the extent any provision of this Escrow Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Escrow Agreement.

          16.    Governing Law.    This Escrow Agreement shall be construed and interpreted in accordance with the internal laws of the State of New York without giving effect to the conflict of laws principles thereof; provided, that, to the extent applicable, the provisions of the Uniform Commercial Code as in effect in the State of North Carolina shall apply with respect to the provisions of Sections 22 - 26 hereof.

          17.    Entire Agreement.    This Escrow Agreement constitutes the entire agreement between the parties relating to the holding, investment and disbursement of the Escrow Funds and sets forth in their entirety the obligations and duties of Escrow Agent with respect to the Escrow Funds.

          18.    Binding Effect.    All of the terms of this Escrow Agreement, as amended from time to time, shall be binding upon, inure to the benefit of and be enforceable by the respective heirs, successors and assigns of Depositor, Recipient and Escrow Agent.

          19.    Execution in Counterparts.    This Escrow Agreement and any Joint Written Direction may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement or direction.

          20.    Termination.    Upon the first to occur of (i) the disbursement of all amounts in the Escrow Funds pursuant to Joint Written Directions or Recipient Written Directions and receipt of written notice from Depositor and Recipient that Depositor has no further obligations under this Escrow Agreement pursuant to the Underlying Agreement or (ii) the disbursement of all amounts in the Escrow Funds into court pursuant to Section 5 hereof and receipt of written notice from Depositor and Recipient that Depositor has no further obligations under this Escrow Agreement pursuant to the Underlying Agreement, this Escrow Agreement shall terminate and Escrow Agent shall have no further obligation or liability whatsoever with respect to this Escrow Agreement or the Escrow Funds.

          21.    Dealings.    The Escrow Agent and any stockholder, director, officer or employee of the Escrow Agent may buy, sell, and deal in any of the securities of the Depositor or Recipient and become pecuniarily interested in any transaction in which the Depositor or Recipient may be interested, and contract and lend money to the Depositor or, Recipient and otherwise act as fully and freely as though it were not Escrow Agent under this Agreement. Nothing herein shall preclude the Escrow Agent from acting in any other capacity for the Depositor or Recipient or for any other entity.

          22.    Security.

          (a)   Depositor hereby pledges, assigns and delivers to the Recipient, and grants to the Recipient, a lien upon and security interest in, all of Depositor's right, title and interest in and to the following to secure the full and prompt payment, at any time and from time to time as and when due, of any amounts due to Recipient under the Underlying Agreement:

            (i)    the escrow account created pursuant to Section 3, hereof,

            (ii)   the Escrow Funds; and

            (iii)  any and all proceeds (as defined in the Uniform Commercial Code as in effect in the State of North Carolina) of or from any and all of the foregoing.

          The foregoing liens and security interest are subject to the liens and security interests in favor of the Escrow Agreement granted under Section 10 of the Agreement.

          (b)   Each of Depositor, Recipient and the Escrow Agent agree to execute customary security documents to effect the security interest described herein. Depositor hereby irrevocably authorizes Recipient at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the collateral as described in this Section 22 or words of similar effect, or as being of equal or lesser scope or in greater detail, and (b) contain any other information required by part 5 of Article 9 of the Uniform Commercial Code of the jurisdiction of the filing office for the sufficiency or filing office acceptance of any financing statement or amendment, including whether Depositor is an organization, the type of organization and any organization identification number issued to Depositor. Depositor agrees to furnish any such information to Recipient promptly upon request.

          23.    The Account.

          (a)   The Escrow Agent hereby represents and warrants to Depositor and Recipient that (i) the escrow account described in Section 3 (the "Account") has been established, (ii) the Account statements to be provided from time to time will contain a complete and accurate statement of the Escrow Funds maintained in the Account and (iii) there are no claims to or interests in the Account arising by, through or from the Escrow Agent (other than those expressly permitted hereby) and, to the best of Escrow Agent's knowledge, there is no other claim to or interest in the Account except for (i) the claims and interest of Depositor and Recipient in the Account and (ii) the claims of Escrow Agent and the Indemnified Parties pursuant to Sections 9 and 10 of the Escrow Agreement.

          (b)   Depositor hereby represents and warrants to Recipient that, to the extent valid and legally binding "security entitlements", as defined in Article 8 of the UCC, have been created with respect to the financial assets to be carried in the Account, they have been pledged to Recipient pursuant to this Escrow Agreement. Each party hereto agrees that the Account constitutes a "securities account" and that all property from time to time credited to the Account will be treated as "financial assets" and, with respect to such property, the Escrow Agent is the "securities intermediary" and Depositor is an "entitlement holder," each within the meaning of the UCC. For purposes of perfecting the security interest of Recipient in any property (other than security entitlements of Depositor) at any time now or hereafter held in or credited to the Account, Escrow Agent hereby acknowledges that it holds and will hold such property as collateral for the benefit of Recipient, subject to the terms and conditions of this Agreement. All property delivered to Escrow Agent and directed by Depositor to be included in the Account pursuant to the terms of the Escrow Agreement shall be promptly credited to the Account. All parties agree that the Account and all property held by the Escrow Agent in the Account, including without limitation cash or credit balances, will be treated as investment property under Article 9 of the UCC and financial assets under Article 8 of the UCC.

          24.    Control.    Escrow Agent will comply with all Recipient Written Directions it receives directing it to transfer or redeem any property in the Account or other directions concerning the Account to the extent directed by Recipient and without further consent from Depositor or any other person. In the event Escrow Agent desires to engage other parties to perform any of its duties in conjunction with the Account which would require additional actions to continue Recipient's perfected security interest in the Account and all the property in the Account, then prior to engaging such party, Escrow Agent shall obtain such agreements and provide such assurances as are reasonably required by Recipient to preserve its perfected security interest in the Account and all the property in the Account.

          25.    Depositor's Rights in Account.    If Escrow Agent receives a written notice from Recipient (a "Notice of Exclusive Control") that Recipient exercises exclusive control over the Account, Depositor's rights under Section 6 shall be exercised by Recipient. Until Escrow Agent receives a Notice of Exclusive Control, Depositor shall continue to have the rights contemplated by Section 6 of the Escrow Agreement.

          26.    Priority of the Recipient's Security Interest.

          (a)   Except as provided in Sections 9 and 10, the Escrow Agent subordinates in favor of the Recipient any security interest, lien or right of setoff it may have, now or in the future, against the Account and all property from time to time in the Account.

          (b)   The Depositor will be solely responsible for any filings necessary to perfect its security interest in the assets pledged pursuant to Section 22.

          27.    Identifying Information,.    Depositor and Recipient acknowledge that a portion of the identifying information set forth on Schedule C is being requested by the Escrow Agent in connection with the USA Patriot Act, Pub.L.107-56 (the "Act"), and Depositor and Recipient agree to provide any additional information requested by the Escrow Agent in connection with the Act or any similar legislation or regulation to which Escrow Agent is subject, in a timely manner. The Depositor and the Recipient each represent that all identifying information set forth on Schedule C, including without limitation, its Taxpayer Identification Number assigned by the Internal Revenue Service or any other taxing authority, is true and complete on the date hereof and will be true and complete at the time of any disbursement of the Escrow Funds.

        IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed under seal as of the date first above written.

MSW ENERGY HOLDINGS LLC
By:	/s/ MICHAEL J. MILLER Name: Michael J. Miller Title: CEO
DUKE CAPITAL CORPORATION
By:	/s/ DAVID L. HAUSER Name: David L. Hauser Title: Vice President & Treasurer
WACHOVIA BANK, NATIONAL ASSOCIATION, as Escrow Agent
By:	/s/ ALLISON LANCASTER-POOLE Name: Allison Lancaster-Poole Title: Assistant Vice Presdient

SCHEDULE A

Required Amount

Deposit Date	Column A Required Amount (without Lease Extension or Renewal)	Column B Required Amount (with Lease Extension or Renewal)
June 30, 2004 - June 30, 2009	$5,000,000	$15,000,000
June 30, 2010	$6,000,000	$16,000,000
June 30, 2011 and all Deposit Dates thereafter	$7,000,000	$17,000,000

SCHEDULE B

Fees Payable to Escrow Agent

WACHOVIA BANK, NATIONAL ASSOCIATION

Escrow Agent Services for

Duke Capital Corporation
and
MSW Energy Holdings LLC

Schedule of Fees

Acceptance Fee:	$500, in Advance
Annual Administration Fee:	$1,500, in Advance
Money Market Investment Sweep:	10 Basis Points (0.10%)
Transaction Expenses:
Per Wire Transfer or Check:	$35 Wire and $25 Check
Per Security Purchase/Sale:	$25 (excluding Money Market)
Legal Fees and Expenses:	$500

        The Acceptance Fee and the initial Annual Administration Fee are payable at the closing of this transaction. Thereafter, the Trustee Administration Fees and any expenses will be billed on the anniversary date of the closing. The Annual Administration Fees will not be pro-rated.

        If Required Amount, as defined in the Escrow Agreement, ever falls below $5,000,000, then Wachovia reserves the right to revise its fees.

        The above-mentioned Fees are basic charges and do not include out-of-pocket expenses, which will be billed in addition to the regular charges as required. Out-of-pocket expenses shall include, but are not limited to: telephone tolls, stationery, travel and postage expenses.

        Charges for performing extraordinary or other services not contemplated at the time of the execution of the transaction or not specifically covered elsewhere in this schedule will be determined by appraisal in amounts commensurate with the service to be provided. Counsel fees, if ever retained as a result of default or other extraordinary occurrence on behalf of Wachovia will be billed at cost.

        Services not included in this Fee Schedule, but deemed necessary or desirable by you, may be subject to additional charges based on a mutually agreed upon fee schedule.

        Our proposal is subject in all aspects to Wachovia's review and acceptance of the final financing documents, which set forth our duties and responsibilities.

ANNEX I

FORM OF
JOINT WRITTEN DIRECTION
TO
WACHOVIA BANK, NATIONAL ASSOCIATION

Wachovia Bank, National Association,
        as Escrow Agent
401 S. Tryon Street, 12th Floor
Charlotte, NC 28288-1179
Attention: Corporate Trust Bond Administration

To Whom It May Concern:

        This Joint Written Direction is given pursuant to the Escrow Agreement, dated as of June    , 2003, by and between MSW Energy Holdings LLC, Duke Capital Corporation and Wachovia Bank, National Association, as Escrow Agent (the "Escrow Agreement"). Capitalized terms used but not defined herein shall have the meanings given to them in the Escrow Agreement.

        The Escrow Agent is hereby directed as follows:

  1.
  [                                                 ].

  2.
  [                                                 ].

        This the            day of                  , 20    .

DEPOSITOR REPRESENTATIVE: Highstar Representative

Name:

MSW Acquisition Representative

Name:

RECIPIENT REPRESENTATIVE

Name:

ANNEX II

FORM OF
RECIPIENT WRITTEN DIRECTION
TO
WACHOVIA BANK, NATIONAL ASSOCIATION

Wachovia Bank, National Association,
        as Escrow Agent
401 S. Tryon Street, 12th Floor
Charlotte, NC 28288-1179
Attention: Corporate Trust Bond Administration

To Whom It May Concern:

        This Recipient Written Direction is given pursuant to the Escrow Agreement, dated as of June    , 2003, by and between MSW Energy Holdings LLC, Duke Capital Corporation and Wachovia Bank, National Association, as Escrow Agent (the "Escrow Agreement"). Capitalized terms used but not defined herein shall have the meanings given to them in the Escrow Agreement.

        The undersigned Recipient Representative hereby certifies to the Escrow Agent that fees in the amount of $                        payable pursuant to Section 2.01 of the Underlying Agreement have not been paid when due. The Undersigned Recipient Representative further certifies that five (5) days prior notice has been give to the Depositor stating that this Recipient Written Direction is being furnished to the Escrow Agent.

        Pursuant to Section 4(a) of the Escrow Agreement, the Escrow Agent is directed to disburse to the Recipient the sum of [                        ] Dollars ($[                        ]), such amount representing the amount of fees due and owing pursuant to Section 2.01 of the Underlying Agreement. The Escrow Agent is directed to disburse such amount by wire transfer to [Name of                  Account], Account Number [                        ] Wachovia Bank, National Association, Charlotte, North Carolina, ABA Number [                        ]. The costs of such wire transfer shall be deducted from the sum to be disbursed in this paragraph.

        This the            day of                  , 20    .

RECIPIENT REPRESENTATIVE

Name:

SCHEDULE C

1.
Taxpayer Identification Numbers.

  Depositor:    #14-1873119

  Recipient:    # 1-51-0252142

2.
Investment Instructions

  Until it receives alternative investment instructions, the Escrow Agent will invest the Escrow Funds in Evergreen Institutional Money Market Fund #495, Institutional Class. The minimum fee for sweeping funds into or out of the fund selected is an annualized amount of 10/100 of 1% (10 basis points) and is deducted from the interest posted to the account.

3.
Representatives.

  The following persons are hereby designated and appointed as Depositor Representative under the Escrow Agreement:

Highstar Representative:
Marc C. Baliotti Name	Specimen signature

MSW Acquisition Representative:
Daniel H. Clare Name	Specimen signature

  The following person is hereby designated and appointed as Recipient Representative under the Escrow Agreement:

S.L. Love Name	Specimen signature
4.
Representative Information.    The following information should be provided to Escrow Agent separately by each Representative and any future Representative:

1.
Date of Birth

2.
Address

3.
Mailing Address, if different

4.
Social Security Number

5.
Notice Addresses.

If to Depositor, at:	c/o Highstar Renewable Fuels LLC 175 Water Street New York, New York 10038 Attention: Christopher H. Lee and Marc C. Baliotti Telephone No. (212) 458-2338 Facsimile No. (212) 458-2222
c/o DLJ Merchant Banking III, Inc. Eleven Madison Avenue, 16th Floor New York, New York 10010 Attention: Ari Benacerraf and Daniel H. Clare Telephone No. (212) 538-2255 Facsimile No. (646) 935-7190
With a copy to:	Bingham McCutchen LLP 150 Federal Street Boston, Massachusetts 02110 Attention: Vincent M. Sacchetti Telephone No. (617) 951-8563 Facsimile No. (617) 951-8736
Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, New York 10153-0119 Attention: David Blittner Telephone No. (212) 310-8329 Facsimile No. (212) 310-8007
If to Recipient, at:
Duke Capital Corporation
Mail Code PB03G
422 South Church Street, 5th Floor
Charlotte, North Carolina 28201 - 1244
United States of America
Attention: Director, Corporate Treasury
Telephone No. (704) 382-3239
Facsimile No. (704) 382-9497
With a copy to:	Robinson, Bradshaw & Hinson, P.A. 101 North Tryon Street, Suite 1900 Charlotte, North Carolina 28246 Attention: Matthew S. Churchill Telephone No. (704) 377-8388 Facsimile No. (704) 373-3988,
If to the Escrow Agent, at:
Wachovia Bank, National Association, as Escrow Agent
401 S. Tryon Street, 12th Floor
Charlotte, NC 28288-1179
Attn: Corporate Trust Bond Administration
Telephone No. (704) 374-6914
Facsimile No. (704) 383-7316

QuickLinks

ESCROW AGREEMENT
SCHEDULE A Required Amount
SCHEDULE B Fees Payable to Escrow Agent WACHOVIA BANK, NATIONAL ASSOCIATION Escrow Agent Services for Duke Capital Corporation and MSW Energy Holdings LLC
FORM OF JOINT WRITTEN DIRECTION TO WACHOVIA BANK, NATIONAL ASSOCIATION
FORM OF RECIPIENT WRITTEN DIRECTION TO WACHOVIA BANK, NATIONAL ASSOCIATION
SCHEDULE C